Exhibit 99.1

Xometry Reports Record Third Quarter 2026 Results

•
Q3 revenue increased 40% year-over-year to a record $252 million, driven by robust marketplace growth.
•
Q3 marketplace revenue increased 43% year-over-year, driven by expanding networks of buyers and suppliers and increasing wallet share.
•
Q3 gross profit increased 37% year-over-year to a record $98.7 million, driven by strong marketplace growth. Record Q3 marketplace gross margin of 36.0%, an increase of 30 bps year-over-year.
•
Q3 Adjusted EBITDA improved $15.3 million year-over-year to Adjusted EBITDA of $21.4 million, driven by strong marketplace gross profit growth and significant operating expense leverage.
•
Strong operating results were driven by consistent execution across growth initiatives: establishing Xometry as the infrastructure for custom manufacturing, improving AI-native marketplace experiences, expanding buyer and supplier networks, deepening enterprise engagement and leveraging services opportunities.

NORTH BETHESDA, MD., November 3, 2026 /Globe Newswire/-- Xometry, Inc. (NASDAQ: XMTR), the global AI-native marketplace connecting buyers and suppliers of custom manufacturing, today announced its financial results for the third quarter ended September 30, 2026.

“Our key growth initiatives drove record results in the third quarter, with marketplace growth of 43% year-over-year, as we surpassed the $1 billion revenue run rate. We further improved our marketplace experience and continue to deepen enterprise engagement, driving record net buyer additions and increasing wallet share in larger accounts,” said Sanjeev Singh Sahni, CEO at Xometry. “We continue to strengthen Xometry’s position as the infrastructure layer for custom manufacturing, enabling us to rapidly scale online adoption and accelerate market share gains.”

“Our record-setting Q3 performance demonstrates the compounding growth and operational efficiency of our marketplace, delivering both strong revenue expansion and margin improvement,” said James Miln, CFO at Xometry. “Revenue growth remained robust at the 40% level for the second quarter in a row, alongside record marketplace gross margin of 36.0%. This durable top line growth was paired with yet another quarter of improved Adjusted EBITDA profit margin, up 510 basis points year-over-year to 8.5%.”

Third Quarter 2026 Financial Highlights

•
Total revenue for the third quarter of 2026 was $252 million, an increase of 40% year-over-year.
•
Total gross profit for the third quarter of 2026 was $98.7 million, an increase of 37% year-over-year. Total gross margin for the third quarter of 2026 was 39.1%.
•
Marketplace revenue for the third quarter of 2026 was $238 million, an increase of 43% year-over-year.
•
Marketplace Active Buyers increased 20% from 78,282 as of September 30, 2025 to 93,812 as of September 30, 2026, with record net buyer additions of 4,255 in the third quarter of 2026.
•
Marketplace Accounts with Last Twelve-Months Spend of at least $50,000 increased 26% from 1,724 as of September 30, 2025 to 2,172 as of September 30, 2026.
•
Services revenue for the third quarter of 2026 was $14.4 million, up 2% year-over-year.
•
Net income attributable to common stockholders for the third quarter of 2026 was $1.9 million, as compared to net loss attributable to common stockholders of $11.6 million in the third quarter of 2025.

•
Adjusted EBITDA for the third quarter of 2026 was $21.4 million, reflecting an improvement of $15.3 million year-over-year.
•
Non-GAAP net income for the third quarter of 2026 was $18.6 million, as compared to a Non-GAAP net income of $2.1 million in the third quarter of 2025.
•
Cash, cash equivalents and marketable securities were $505 million as of September 30, 2026.

Third Quarter 2026 Business Highlights

•
Xometry unveiled its next-gen Workcenter experience for manufacturing partners, building on the AI sourcing models introduced in July. The redesigned homepage unifies job discovery, performance scores and payout visibility, and the enhanced Job Board offers filters and an on-screen 3D viewer and drawing review.
•
Xometry expanded its partnership with TradeCentric, adding Purchase Order Automation and Invoice Automation to the PunchOut capability already available between its marketplace and customers’ eProcurement systems. The integration connects with over 220 eProcurement solutions, including Coupa, SAP Ariba and Microsoft Dynamics, and is available now to U.S. customers, with international expansion planned.
•
Xometry Foundation announced a partnership with MxD, the nation’s Digital Manufacturing and Cybersecurity Institute, aimed at making cybersecurity compliance, including CMMC Level 2, more affordable for small and mid-sized manufacturers. The grant program is part of Xometry’s broader commitment to strengthening the U.S. aerospace and defense industrial base.
•
Xometry released data showing job growth among its Texas supplier partners tracking at nearly twice the rate of its national partner network in 2026, driven by demand for certified manufacturing capabilities.

Financial Summary

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change

Consolidated
Revenue	$252,439	$180,715	40%	$686,857	$494,234	39%
Gross profit	98,680	72,029	37%	264,321	193,536	37%
Net income (loss) attributable to common stockholders	1,935	(11,597)	117%	(8,645)	(53,109)	84%
EPS, basic and diluted, of Class A and Class B common stock	0.03	(0.23)	113%	(0.16)	(1.05)	85%
Adjusted EBITDA(1)	21,423	6,142	249%	46,050	10,146	354%
Non-GAAP net income(1)	18,561	2,103	783%	35,362	656	5,291%
Non-GAAP EPS, basic(1), of Class A and Class B common stock	0.32	0.04	700%	0.65	0.01	6,400%
Non-GAAP EPS, diluted(1), of Class A and Class B common stock	0.28	0.04	600%	0.57	0.01	5,600%

Marketplace
Revenue	$238,004	$166,592	43%	$644,691	$451,168	43%
Cost of revenue	152,306	107,086	42%	417,787	295,891	41%
Gross Profit	$85,698	$59,506	44%	$226,904	$155,277	46%
Gross Margin	36.0%	35.7%	0.3%	35.2%	34.4%	0.8%

Services
Revenue	$14,435	$14,123	2%	$42,166	$43,066	(2)%
Cost of revenue	1,453	1,600	(9)%	4,749	4,807	(1)%
Gross Profit	$12,982	$12,523	4%	$37,417	$38,259	(2)%
Gross Margin	89.9%	88.7%	1.2%	88.7%	88.8%	(0.1)%

(1)
These non-GAAP financial measures, and the reasons why we believe these non-GAAP financial measures are useful, are described below and reconciled to their most directly comparable GAAP measures in the accompanying tables.

Key Operating Metrics(2):

	As of September 30,
	2026	2025	% Change

Active Buyers(3)	93,812	78,282	20%
Percentage of Revenue from Existing Accounts(3)	98%	98%
Accounts with Last Twelve-Months Spend of at Least $50,000(3)	2,172	1,724	26%

(2)
These key operating metrics are for Marketplace. See “Key Terms for our Key Metrics and Non-GAAP Financial Measures” below for definitions of these metrics.
(3)
Amounts shown for Active Buyers and Accounts with Last Twelve-Months Spend of at Least $50,000 are as of September 30, 2026 and 2025, and Percentage of Revenue from Existing Accounts is presented for the quarters ended September 30, 2026 and 2025.

Financial Guidance and Outlook:

	Q4 2026
	(in millions)
	Low	High
Revenue	$254	$256
Adjusted EBITDA	$22.0	$22.5
•
For Q4 2026, we expect revenue of $254-$256 million, representing 32-33% growth year-over-year driven by approximately 35-36% marketplace growth.
•
For Q4 2026, we expect Adjusted EBITDA of $22-$22.5 million, an improvement from Adjusted EBITDA of $8.4 million in Q4 2025.
•
For Full Year 2026, we are raising our revenue growth outlook from previous guidance of 33-34% to at least 37% driven by approximately 41% marketplace growth.
•
For Full Year 2026, we expect Adjusted EBITDA of $68-$68.5 million, an improvement from an Adjusted EBITDA of $18.5 million in Full Year 2025.

Xometry’s fourth quarter and full year 2026 financial outlook is based on a number of assumptions that are subject to change and may be outside of its control. If actual results vary from these assumptions, Xometry’s expectations may change. There can be no assurance that Xometry will achieve these results.

Reconciliation of Adjusted EBITDA on a forward-looking basis to net loss, the most directly comparable GAAP measure, is not available without unreasonable efforts due to the high variability and complexity and low visibility with respect to certain charges excluded from this non-GAAP measure, including interest and dividend income, (provision) benefit for income taxes, charitable contributions of common stock and impairment of assets. Xometry expects the variability of these items could have a significant, and potentially unpredictable, impact on its future GAAP financial results.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), Xometry, Inc. (“Xometry”, the “Company”, “we” or “our”) uses Adjusted EBITDA, non-GAAP net income and non-GAAP Earnings Per Share, basic and diluted, which are considered non-GAAP financial measures, as described below. These non-GAAP financial measures are presented to enhance the user’s overall understanding of Xometry’s financial performance and should not be considered a substitute for, nor superior to, the financial information prepared and presented in accordance with GAAP. The non-GAAP financial measures presented in this release, together with the GAAP financial results, are the primary measures used by the Company’s management and board of directors to understand and evaluate the Company’s financial performance and operating trends, including period-to-period comparisons, because they exclude certain expenses and gains that management believes are not indicative of the Company’s core operating results. Management also uses these measures to prepare and update the Company’s short and long term financial and operational plans, to evaluate investment decisions, and in its discussions with investors, commercial bankers, equity research analysts and other users of the Company’s financial statements. Accordingly, the Company believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as the Company’s management and in comparing operating results across periods and to those of Xometry’s peer companies. In addition, from time to time we may present adjusted information (for example, revenue growth) to exclude the impact of certain gains, losses or other changes that affect period-to-period comparability of our operating performance.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows, that affect the Company’s financial performance and operations. Additionally, non-GAAP financial measures do not have standardized meanings, and therefore other companies, including peer companies, may use the same or similarly named measures but exclude or include different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures in the tables captioned “Reconciliations of Non-GAAP Financial Measures” included at the end of this release. Investors and others are encouraged to review the Company’s financial information in its entirety and not rely on a single financial measure.

Change in Non-GAAP Financial Measure

Effective January 1, 2026, we revised our definition of Non-GAAP Net Income to exclude depreciation expense which had previously been included as an adjustment. Management believes this revised definition provides a more representative view of our core operating performance. All prior-period amounts have been recast to conform to this new definition.

Key Terms for our Key Metrics and Non-GAAP Financial Measures

Marketplace revenue: includes the sale of parts and assemblies on our platform.

Services revenue: includes the sales of marketing and advertising services and, to a lesser extent, financial service products and SaaS-based solutions.

Active Buyers: The Company defines “buyers” as individuals who have placed an order to purchase on-demand parts or assemblies on our marketplace. The Company defines Active Buyers as the number of buyers who have made at least one purchase on our marketplace during the last twelve months.

Active Suppliers: The Company defines “suppliers” as individuals or businesses that have been approved by us to either manufacture a product on our platform for a buyer or have utilized our supplier services, including our digital marketing services, data services, financial services or tools and materials. The Company defines Active Suppliers as suppliers that have used our platform at least once during the last twelve months to manufacture a product.

Percentage of Revenue from Existing Accounts: The Company defines an “account” as an individual entity, such as a sole proprietor with a single buyer or corporate entities with multiple buyers, having purchased at least one part on our marketplace. The Company defines an existing account as an account where at least one buyer has made a purchase on our marketplace.

Accounts with Last Twelve-Month Spend of at Least $50,000: The Company defines Accounts with Last Twelve-Month Spend of at Least $50,000 as an account that has spent at least $50,000 on our marketplace in the most recent twelve-month period.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA): The Company defines Adjusted EBITDA as net income (loss), adjusted for interest expense, interest and dividend income and other expenses, depreciation and amortization, amortization of lease intangible, provision for (benefit from) income taxes, stock-based compensation, payroll tax expense related to stock-based compensation, charitable contributions of common stock, income from unconsolidated joint venture, impairment of assets, restructuring charges and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP net income: The Company defines non-GAAP net income as net loss adjusted for stock-based compensation, payroll tax expense related to stock-based compensation, amortization of lease intangible, amortization of deferred costs on convertible notes, charitable contributions of common stock, lease termination, impairment of assets, restructuring charges, loss on debt extinguishment, amortization of acquired intangible assets & patents, other amortization and acquisition and other adjustments not reflective of the Company’s ongoing business, such as adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.

Non-GAAP Earnings Per Share, basic and diluted (Non-GAAP EPS, basic and diluted): The Company calculates non-GAAP earnings per share, basic and diluted as non-GAAP net income divided by the weighted average number of basic or dilutive shares of common stock outstanding.

Management believes that the exclusion of certain expenses and gains in calculating adjusted EBITDA, non-GAAP net income and non-GAAP EPS, basic and diluted, provides a useful measure for period-to-period comparisons of the Company’s underlying core revenue and operating costs that is focused more closely on the current costs necessary to operate the Company’s businesses and reflects its ongoing business in a manner that allows for meaningful analysis of trends. Management also believes that excluding certain non-cash charges can be useful because the amount of such expenses is the result of long-term investment decisions made in previous periods rather than day-to-day operating decisions.

About Xometry

Xometry’s (NASDAQ: XMTR) AI-native marketplace, popular Thomasnet® industrial sourcing platform and suite of cloud-based services are rapidly digitizing the manufacturing industry. Xometry provides manufacturers the critical resources they need to grow their business and streamlines the procurement process for buyers through real-time pricing and lead time data. Learn more at xometry.com and xometry.eu.

Conference Call and Webcast Information

The Company will host a conference call and webcast to discuss the results at 8:30 a.m. ET (5:30 a.m. PT) on November 3, 2026. In addition to its press release announcing its third quarter 2026 financial results, Xometry will release an earnings presentation, which will be available on its investor website at investors.xometry.com.

Xometry, Inc. Third Quarter 2026 Earnings Presentation and Conference Call

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Tuesday, November 3, 2026
•
8:30 a.m. Eastern / 5:30 a.m. Pacific
•
To access the webcast use the following link: https://register-conf.media-server.com/register
•
You may also visit the Xometry Investor Relations Homepage at investors.xometry.com to listen to a live webcast of the call

Cautionary Information Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements in this press release include, but are not limited to, our beliefs regarding our financial position and operating performance, including our outlook and guidance for the fourth quarter of 2026 and the full year 2026; our expectations regarding our growth; and statements regarding our strategies, initiatives, products and platform capabilities. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks and uncertainties related to: competition, managing our growth, financial performance, our ability to forecast our performance due to our limited operating history, investments in new products or offerings, our ability to attract buyers and sellers to our marketplace, legal proceedings and regulatory matters and developments, any future changes to our business or our financial or operating model, our brand and reputation, and the impact of fluctuations in general macroeconomic conditions, such as fluctuations in inflation and rising interest rates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties that could cause actual results to differ from the results predicted, including those more fully described in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2025, our Quarterly Reports on Form 10-Q, and other filings and reports that we may file from time to time with the SEC. All forward-looking statements in this press release are based on information available to Xometry and assumptions and beliefs as of the date hereof, and we disclaim any obligation to update any forward-looking statements, except as required by law.

Investor Contact:	Media Contact:
Shawn Milne VP Investor Relations 240-335-8132 shawn.milne@xometry.com	Lauran Cacciatori VP Communications 773-610-0806 lauran.cacciatori@xometry.com

Xometry, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	September 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$18,132	$14,996
Marketable securities	486,850	204,145
Accounts receivable, less allowance for credit losses of $9.1 million and $8.0 million as of September 30, 2026 and December 31, 2025, respectively	152,151	97,370
Inventory	3,767	3,917
Prepaid expenses	6,216	7,262
Other current assets	14,441	6,954
Total current assets	681,557	334,644
Software development and property and equipment, net	91,788	60,631
Operating lease right-of-use assets	13,142	11,132
Investment in unconsolidated joint venture	4,157	4,069
Intangible assets, net	28,008	28,563
Goodwill	268,051	263,801
Other assets	913	880
Total assets	$1,087,616	$703,720
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued cost of revenue	$68,870	$44,612
Other accrued expenses	41,769	31,669
Contract liabilities	17,667	10,319
Income taxes payable	286	269
Convertible notes, current portion	84,816	—
Operating lease liabilities, current portion	3,012	2,067
Total current liabilities	216,420	88,936
Convertible notes, net of current portion	243,607	327,514
Operating lease liabilities, net of current portion	11,198	9,841
Deferred income taxes	123	145
Other liabilities	1,349	547
Total liabilities	472,697	426,983
Commitments and contingencies
Stockholders’ equity
Preferred stock, $0.000001 par value. Authorized; 50,000,000 shares; zero shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Class A common stock, $0.000001 par value. Authorized; 750,000,000 shares; 55,905,317 shares and 49,842,220 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Class B common stock, $0.000001 par value. Authorized; 5,000,000 shares; 1,475,311 shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	1,058,186	710,925
Treasury stock, at cost, 220,994 shares as of September 30, 2026 and December 31, 2025	(8,080)	(8,080)
Accumulated other comprehensive income	4,331	4,772
Accumulated deficit	(440,661)	(432,016)
Total stockholders’ equity	613,776	275,601
Noncontrolling interest	1,143	1,136
Total equity	614,919	276,737
Total liabilities and stockholders’ equity	$1,087,616	$703,720

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025

Revenue	$252,439	$180,715	$686,857	$494,234
Cost of revenue	153,759	108,686	422,536	300,698
Gross profit	98,680	72,029	264,321	193,536
Operating expenses:
Sales and marketing	35,571	32,649	101,124	88,866
Operations and support	23,264	18,403	64,332	53,225
Product development	16,102	12,524	40,510	34,703
General and administrative	23,686	19,463	69,063	53,433
Impairment of assets	—	49	—	49
Total operating expenses	98,623	83,088	275,029	230,276
Income (loss) from operations	57	(11,059)	(10,708)	(36,740)
Other (expenses) income
Interest expense	(1,258)	(1,278)	(3,774)	(3,648)
Interest and dividend income	4,440	2,139	8,822	6,591
Other expenses	(787)	(1,636)	(2,260)	(19,882)
Income from unconsolidated joint venture	187	220	588	544
Total other income (expenses)	2,582	(555)	3,376	(16,395)
Income (loss) before income taxes	2,639	(11,614)	(7,332)	(53,135)
(Provision) benefit for income taxes	(704)	17	(1,306)	25
Net income (loss)	1,935	(11,597)	(8,638)	(53,110)
Net income (loss) attributable to noncontrolling interest	—	—	7	(1)
Net income (loss) attributable to common stockholders	$1,935	$(11,597)	$(8,645)	$(53,109)

Net income (loss) per share of Class A and Class B common stock:
Basic	$0.03	$(0.23)	$(0.16)	$(1.05)
Diluted	$0.03	$(0.23)	$(0.16)	$(1.05)

Weighted average shares outstanding:
Basic	57,333,901	50,920,588	54,508,819	50,653,997
Diluted	60,462,719	50,920,588	54,508,819	50,653,997

Net income (loss)	$1,935	$(11,597)	$(8,638)	$(53,110)
Comprehensive income (loss):
Foreign currency translation	119	180	(441)	4,766
Total other comprehensive income (loss)	119	180	(441)	4,766
Comprehensive income (loss)	2,054	(11,417)	(9,079)	(48,344)
Comprehensive (loss) income attributable to noncontrolling interest	(10)	7	7	(17)
Total comprehensive income (loss) attributable to common stockholders	$2,064	$(11,424)	$(9,086)	$(48,327)

Xometry, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(8,638)	$(53,110)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	16,952	13,741
Impairment of assets	—	49
Reduction in carrying amount of right-of-use asset	1,771	3,350
Lease termination	—	(14)
Stock-based compensation	30,961	25,985
Income from unconsolidated joint venture	(88)	(144)
Donation of common stock	4,404	2,080
Loss on debt extinguishment	—	16,430
Amortization of deferred costs on convertible notes	1,712	1,527
Deferred tax benefit	(22)	(44)
Changes in other assets and liabilities:
Accounts receivable, net	(55,096)	(23,370)
Inventory	79	(192)
Prepaid expenses	1,039	(904)
Other assets	(7,468)	(1,233)
Accounts payable and accrued cost of revenue	24,009	10,728
Other accrued expenses	9,920	9,100
Contract liabilities	7,395	3,170
Lease liabilities	(1,482)	(5,202)
Other liabilities	(54)	(24)
Income taxes payable	16	(249)
Net cash provided by operating activities	25,410	1,674
Cash flows from investing activities:
Purchases of marketable securities	(341,705)	(6,571)
Proceeds from sale of marketable securities	59,000	20,500
Capitalization of software development and purchases of property and equipment	(38,905)	(19,911)
Cash paid for business combination	(4,599)	—
Net cash used in investing activities	(326,209)	(5,982)
Cash flows from financing activities:
Proceeds from issuance of convertible notes	—	250,000
Costs incurred in connection with issuance of convertible notes	—	(8,650)
Payments for repurchase of convertible notes	—	(215,992)
Purchase of capped calls	—	(17,475)
Purchase of treasury stock	—	(8,080)
Proceeds from stock options exercised	6,349	2,703
Proceeds from issuance of common stock, net of underwriters’ discount	248,400	—
Payment of costs related to issuance of common stock	(776)	—
Proceeds from issuance of common stock under Siemens agreement	50,000	—
Net cash provided by financing activities	303,973	2,506
Effect of foreign currency translation on cash and cash equivalents	(38)	415
Net increase (decrease) in cash and cash equivalents	3,136	(1,387)
Cash and cash equivalents at beginning of the period	14,996	22,232
Cash and cash equivalents at end of the period	$18,132	$20,845
Supplemental cash flow information:
Cash paid for interest	$1,796	$2,600
Cash paid for income taxes	1,234	—
Non-cash investing and financing activities:
Stock-based compensation included in capitalized software development costs	7,117	—
Non-cash consideration in connection with business combination	2,099	625
Non-cash purchase of property and equipment	108	74
Conversion of 2027 convertible notes to common stock	805	—

Xometry, Inc. and Subsidiaries

Reconciliations of Non-GAAP Financial Measures

(In thousands, except share and per share amounts)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted EBITDA:
Net income (loss)	$1,935	$(11,597)	$(8,638)	$(53,110)
Add (deduct):
Interest expense, interest and dividend income and other expenses	(2,395)	775	(2,788)	16,939
Depreciation and amortization(1)	6,185	5,000	16,952	13,741
Amortization of lease intangible	—	180	—	540
Provision (benefit) from income taxes	704	(17)	1,306	(25)
Stock-based compensation(2)	11,288	10,748	30,961	25,985
Payroll tax expense related to stock-based compensation	728	366	2,792	2,100
Acquisition and other(3)	28	—	309	927
Charitable contribution of common stock	1,767	950	4,404	2,080
Income from unconsolidated joint venture	(187)	(220)	(588)	(544)
Impairment of assets	—	49	—	49
Restructuring charges(4)	1,370	(92)	1,340	1,464
Adjusted EBITDA	$21,423	$6,142	$46,050	$10,146

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Non-GAAP Net Income:
Net income (loss)	$1,935	$(11,597)	$(8,638)	$(53,110)
Add (deduct):
Stock-based compensation(2)	11,288	10,748	30,961	25,985
Payroll tax expense related to stock-based compensation	728	366	2,792	2,100
Amortization of lease intangible	—	180	—	540
Amortization of deferred costs on convertible notes	571	590	1,712	1,527
Acquisition and other(3)	28	—	310	926
Charitable contribution of common stock	1,767	950	4,404	2,080
Lease termination	—	16	—	(14)
Impairment of assets	—	49	—	49
Restructuring charges(4)	1,370	(92)	1,340	1,464
Loss on debt extinguishment	—	—	—	16,430
Amortization of acquired intangible assets & patents(5)	874	804	2,481	2,411
Other amortization(5)	—	89	—	268
Non-GAAP Net Income	$18,561	$2,103	$35,362	$656

Adjustments to numerator	$540	$—	$1,619	$—
Weighted-average number of shares outstanding used to compute Non-GAAP Net Income (Loss) per share, basic and diluted, of Class A and Class B common stock	57,333,901	50,920,588	54,508,819	50,653,997
Non-GAAP effect of potentially dilutive Class A common stock	9,969,202	3,115,487	9,902,171	2,608,839
Non-GAAP weighted-average shares used to compute Non-GAAP Net Income (Loss) per share, diluted	67,303,103	54,036,075	64,410,990	53,262,836

EPS, basic and diluted, of Class A and Class B common stock	$0.03	$(0.23)	$(0.16)	$(1.05)
Non-GAAP EPS basic, of Class A and Class B common stock	$0.32	$0.04	$0.65	$0.01
Non-GAAP EPS diluted, of Class A and Class B common stock	$0.28	$0.04	$0.57	$0.01

(1)
Represents depreciation expense of the Company’s long-lived tangible assets and amortization expense of its finite-lived intangible assets, as included in the Company’s GAAP results of operations.
(2)
Represents the non-cash expense related to stock-based awards granted to employees, as included in the Company’s GAAP results of operations.
(3)
Includes adjustments related to purchase accounting, the revaluation of contingent consideration, transaction costs and executive severance.
(4)
Costs associated with the 2026 and 2025 reductions in workforce.
(5)
In the first quarter of 2026, we changed the definition of Non-GAAP Net Income to exclude depreciation expense. Prior period amounts were recast to conform to the new definition.

Xometry, Inc. and Subsidiaries

Reconciliation of GAAP EPS to Non-GAAP EPS

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Non-GAAP EPS:
GAAP EPS, diluted, of Class A and Class B common stock	$0.03	$(0.23)	$(0.16)	$(1.05)
Non-GAAP effect of potentially dilutive Class A common stock	—	0.02	0.05	0.03
Add (deduct):
Stock-based compensation	0.17	0.20	0.48	0.49
Payroll tax expense related to stock-based compensation	0.01	0.01	0.04	0.04
Amortization of lease intangible	—	—	—	0.01
Amortization of deferred costs on convertible notes	0.01	0.01	0.03	0.03
Acquisition and other	—	—	—	0.02
Charitable contribution of common stock	0.03	0.02	0.07	0.04
Impairment of assets	—	—	—	—
Restructuring charges	0.02	—	0.02	0.03
Loss on debt extinguishment	—	—	—	0.31
Amortization of acquired intangible assets & patents	0.01	0.01	0.04	0.05
Other amortization	—	—	—	0.01
Non-GAAP EPS, diluted, of Class A and Class B common stock	$0.28	$0.04	$0.57	$0.01

Xometry, Inc. and Subsidiaries

Segment Results

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Segment Revenue:
U.S.	$213,392	$151,093	$580,357	$414,646
International	39,047	29,622	106,500	79,588
Total revenue	$252,439	$180,715	$686,857	$494,234

Segment Cost of Revenue:
U.S.	$130,596	$90,933	$357,882	$251,841
International	23,163	17,753	64,654	48,857
Total cost of revenue	$153,759	$108,686	$422,536	$300,698

Segment Adjusted EBITDA:
U.S.	$22,020	$10,349	$52,769	$20,234
International	(597)	(4,207)	(6,719)	(10,088)
Total Adjusted EBITDA	$21,423	$6,142	$46,050	$10,146

Xometry, Inc. and Subsidiaries

Supplemental Information

(In thousands)

(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Summary of Stock-based Compensation Expense and Payroll Taxes Related to Stock-Based Compensation Expense
Sales and marketing	$2,694	$3,170	$7,201	$7,809
Operations and support	2,839	3,712	8,552	9,450
Product development	1,250	2,583	4,036	6,410
General and administrative	5,233	1,649	13,964	4,416
Total stock-based compensation expense and payroll taxes related to stock-based compensation	$12,016	$11,114	$33,753	$28,085

Summary of Depreciation and Amortization Expense
Cost of revenue	$179	$184	$538	$550
Sales and marketing	805	799	2,384	2,385
Operations and support	76	46	145	129
Product development	5,060	3,723	13,353	9,860
General and administrative	65	248	532	817
Total depreciation and amortization expense	$6,185	$5,000	$16,952	$13,741

Summary of Restructuring Charges
Sales and marketing	$190	$(27)	$190	$62
Operations and support	429	(108)	431	718
Product development	731	11	733	510
General and administrative	20	32	(14)	174
Total restructuring charges	$1,370	$(92)	$1,340	$1,464